UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2012

FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Memorial City Way, Suite 1000
Houston, Texas 77024
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 949-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On September 6, 2012 at approximately 2:25 p.m. Eastern Daylight Time, Cris Gaut, Chairman and Chief Executive Officer of Forum Energy Technologies, Inc. (the "Company"), will be presenting at the Barclays CEO Energy-Power Conference to be held at the Sheraton New York Hotel in New York City, New York.
The PowerPoint slides that Mr. Gaut will present at the conference are furnished herewith as Exhibit 99.1.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title or Description

99.1	PowerPoint Presentation, September 6, 2012.

Exhibit 99.1 to this report contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934. The non-GAAP financial measures reflect earnings before interest, taxes, depreciation and amortization expense (“EBITDA”). A reconciliation of EBITDA to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) is included in the appendix of this presentation. The Company believes the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company's financial results prepared in accordance with GAAP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.

Date: September 5, 2012	By:	/s/ James W. Harris
James W. Harris
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99.1	PowerPoint Presentation, September 6, 2012.